UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 8, 2016

Cosi, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

294 Washington Street, Ste. 510, Boston, Massachusetts	02108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (857) 415-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2016, the Compensation Committee of the Board of Directors (the “Board”) of Cosi, Inc. (the “Company”) recommended to the Board, and the Board approved, adjustments to the compensation of certain key executives, as described below.

In July 2015, the Compensation Committee engaged an independent compensation consultant (the “Consultant”) to conduct an independent review of executive and senior leadership compensation levels and variable pay programs at the Company.  In its review, the Consultant took into consideration various factors, including that the Company is in the midst of a significant turnaround.

The Company’s objective is to compensate executive officers and other members of the senior leadership team at the 25th percentile of comparable positions at restaurant and hospitality companies of comparable size.

Based upon the results of the compensation review of the executive officers, certain elements of the compensation of certain key executives were found to be below the 25th percentile.  To support the Company’s compensation strategy and maintain parity among the executive officers, certain adjustments were approved by the Compensation Committee and the Board, effective January 1, 2016, as follows:

•
R.J. Dourney, CEO & President – Increase base salary to $415,000 per year from $300,000 per year. This change will be documented in an amendment to Mr. Dourney’s Employment Agreement dated March 17, 2015, which was previously disclosed.

•
Vicki Baue, V. P. & General Counsel, CCO (Chief Legal Officer) – Increase short-term cash incentive bonus potential to 50% of annual base salary from 30% of annual base salary.  This change will be documented as an amendment or revision to Ms. Baue’s offer letter.

In light of the Company’s financial results in fiscal year 2015, the Compensation Committee and the Board determined that there will be no cash bonuses for executive officers or other members of the senior leadership team in 2016 for fiscal year 2015 performance.

Additionally, the Compensation Committee and the Board agreed that there will be no long-term equity grants to executive officers or other members of the senior leadership team in 2016 for fiscal year 2015 performance.

Item 8.01	Other Events.

The Company is confirming its guidance of its General & Administrative cash use target of $7.8 million for fiscal 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2016	Cosi, Inc.

	By:	/s/ Vicki Baue
Name: Vicki Baue
Title: V.P. and General Counsel, CCO